     Exhibit 99.1

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Chris Kettmann
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ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings, Inc. to Provide Comments on Second Quarter 2020 Trends During Today’s Annual Meeting of Stockholders

ALPHARETTA, GA – June 17, 2020 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, today will provide the following comments during its annual meeting of stockholders regarding 2019 and 2020, including second quarter 2020 trends.

We ended 2019 with an excellent fourth quarter, benefitting from solid business fundamentals and strong underlying momentum. While full year 2019 revenue was slightly down due to the remnants of the subscription e-commerce runoff, fourth quarter 2019 revenue increased 11% over the prior fourth quarter as we moved beyond the difficult comparisons related to the earlier decline in subscription-billing e-commerce.

Perhaps the greatest success of 2019 was strengthening our foundation for countercyclical growth through the resilience of our commercial payments platform and defensively positioned integrated verticals, including healthcare, real estate, mobile hospitality, and specialized merchant acquiring services. Early in the year, we noted that Priority is managing its business several quarters ahead by building a platform to maintain impeccable stability and long-term compound growth through varying economic cycles. While we obviously could not have predicted that a global pandemic would be the catalyst for an economic slowdown, the benefits of our strategic positioning is evident in our 2020 performance to date.

We entered 2020 with a great start, carrying the momentum we experienced during the fourth quarter of 2019 into the new year. As previously reported, total processing dollar volume was up approximately 12% in the first two months of the year. We began to see the effects from the pandemic in mid-March with volume declines of approximately 34%, which continued into April. Despite the COVID-19 pandemic’s impact in the second half of March, we still delivered very strong revenue growth of 11% and income from operations grew $2.6 million in the first quarter compared to the prior year. Our April and May 2020 results are preliminary, and subject to revision upon completion of our comprehensive second quarter financial statement closing process. Although preliminary results in April showed volume declines of nearly 35%, our consolidated revenue was down only 11%, and income from operations increased

$1.0 million, benefitting from cost savings associated with operational efficiencies and a leaner management structure. In May, as our integrated and countercyclical assets gained more traction and overall volumes began to pick up as some states reopened for business, our preliminary results indicate consolidated revenue growth of just under 1%, and income from operations grew $1.3 million, compared to the prior year. These strong May results were achieved in spite of a nearly 20% year over year drop in total processing volume. As additional states continue the economic opening, we expect the month of June to be our strongest month of the second quarter. In this economic environment, our 2020 performance to date is a true testament to the counter cyclical strategy previously described.

Our team at Priority is very excited about the trajectory of our business as we work through the pandemic and the focused and resilient results-oriented culture we are building. As an important part of this, we are laser focused on deleveraging our balance sheet in the near term while maintaining a deliberate long-term focus on steady growth. The strategic foundation is in place, and we must now continue to execute at the pace we have through the pandemic.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, our 2020 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and May 13, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.